EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:    Media                          Investors
             Brad Burns                     Scott Hamilton
             (800) 644-NEWS                 (877) 624-9266


           WORLDCOM ANNOUNCES ADDITIONAL CHANGES TO REPORTED INCOME
                              FOR PRIOR PERIODS

CLINTON, Miss., August 8, 2002 - WorldCom, Inc. today announced that its ongoing internal review of its financial statements has discovered an additional $3.3 billion in improperly reported earnings before interest, taxes, depreciation and amortization (EBITDA) for 1999, 2000, 2001 and first quarter 2002. This amount is in addition to the previously reported $3.8 billion in overstated EBITDA in the year 2001 and first quarter 2002. As a result, WorldCom intends to restate its financial statements for 2000. Previously the company announced that it intends to restate its financial statements for 2001 and first quarter 2002. The resulting changes are summarized in a financial chart below.

WorldCom is continuing its internal financial investigation. Investors and creditors should be aware that additional amounts of improperly reported EBITDA and pretax income may be discovered and announced. Until KPMG LLP, the company's newly appointed external auditors, is able to complete an audit of 2000, 2001 and 2002, the total impact on previously reported financial statements cannot be known.

The company intends to continue to expeditiously announce unaudited changes to previously reported financial statements if it discovers additional issues. The amounts disclosed today have previously been disclosed to the SEC and other investigative authorities.

WorldCom also announced it expects to record further write-offs of assets previously reported, including the likelihood that it may determine all existing goodwill and other intangible assets, currently recorded as $50.6 billion, should be written off when restated 2000, 2001 and 2002 financials are released. The company will also reevaluate the carrying value of existing property, plant and equipment as to possible impairment of historic values previously reported. However, until the company's audit of previously reported asset values is complete it cannot determine with certainty the amount of its ultimate write-offs.

WorldCom has notified Andersen LLP, which audited the company's financial statements until May 2002, of the results of this review. WorldCom will issue unaudited financial statements for 2000, 2001 and the first quarter of 2002 as soon as practicable.


                                                            In Millions of Dollars
                                      -----------------------------------------------------------------
                                          1999         2000         2001        1Q 2002        Total
                                      -----------------------------------------------------------------

June 25, 2002 reported
     EBITDA reductions                 $    -       $     -       $ 3,055       $  797        $ 3,852

August 8, 2002 EBITDA                  $  217       $ 2,864       $   161       $   88        $ 3,330
     reductions                       -----------------------------------------------------------------
 Total reduction in EBITDA             $  217       $ 2,864       $ 3,216       $  885        $ 7,182
                                      -----------------------------------------------------------------

August 8, 2002 non-EBITDA
     pre tax adjustments               $   (8)      $   393       $   166       $  (50)       $   501
                                      -----------------------------------------------------------------

Total pre tax income
    reductions                         $  209       $ 3,257       $ 3,382       $  835        $ 7,683
                                      =================================================================

About WorldCom, Inc.
WorldCom, Inc. (WCOEQ, MCWEQ) is a pre-eminent global communications provider for the digital generation, operating in more than 65 countries. With one of the most expansive, wholly-owned IP networks in the world, WorldCom provides innovative data and Internet services for businesses to communicate in today's market. In April 2002, WorldCom launched The Neighborhood built by MCI - the industry's first truly any-distance, all-inclusive local and long-distance offering to consumers for one fixed monthly price. For more information, go to http://www.worldcom.com.

Forward-Looking Statements
This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to WorldCom's bankruptcy proceedings and matters arising out of pending class-action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatement of its financial results. Other factors that may cause actual results to differ materially from management's expectations include economic uncertainty; the effects of vigorous competition; the impact of technological change on our business, alternative technologies, and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and; our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in WorldCom's filings with the Securities and Exchange Commission.

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